Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Eledon Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(1)(2)

	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(1)(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(1)(2)

	Other	Warrants	Rule 457(o)	(1)	(2)	(1)(2)

	Other	Units	Rule 457(o)	(1)	(2)	(1)(2)

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$250,000,000	0.00014760	$36,900

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$250,000,000		$36,900

	Total Fees Previously Paid							—

	Total Fee Offsets							$27,275(3)

	Net Fee Due							$9,625

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Eledon Pharmaceuticals, Inc.	S-3	333-254890	3/31/2021		$27,275(3)	Unallocated (Universal) Shelf	(3)	(3)	$250,000,000

Fee Offset Sources	Eledon Pharmaceuticals, Inc.	S-3	333-254890		3/31/2021						$27,275

(1)

There is being registered hereunder an unspecified number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, and (e) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $250,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

On March 31, 2021, the Registrant filed a Registration Statement on Form S-3 (File No. 333-254890) (the “Prior Registration Statement”), which registered an aggregate amount of $250,000,000 of common stock, preferred stock, debt securities, warrants and units to be offered by the Registrant from time to time. In connection with the filing of the Prior Registration Statement, the Registrant made a contemporaneous fee payment in the amount of $27,275. The Prior Registration Statement has expired and all offerings thereunder have been completed or terminated. Accordingly, securities having an aggregate offering price of $250,000,000 were not sold under the Prior Registration Statement. As a result, the Registrant has $27,275 in unused filing fees associated with the Prior Registration Statement that remain available to offset filing fees payable pursuant to this registration statement in accordance with Rule 457(p).